Exhibit (j)(i)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated December 23, 2010 which is incorporated by reference in this Registration Statement (Form N-1A) of Direxion Funds, to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 110 to the Registration Statement under the Securities Act of 1933 (File No. 333-28697).
/s/ Ernst & Young LLP
New York, NY
February 23, 2011